EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement on Form SB-2 under the Securities Act of 1933, of our report dated February 11, 2000, on the financial statements of Tech Electro Industries, Inc. as of and for the years ended December 31, 1999 and 1998, accompanying the financial statements contained in Form SB-2, and to use our name and the statements with respect to us as appearing under the heading "Experts" in the Prospectus.





                                                     KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
July 31, 2000